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                              SUPPLEMENTARY BENEFIT

                            DISABILITY BENEFIT RIDER

             PAYMENT OF SPECIFIED PREMIUM IN EVENT OF LIFE INSURED'S
                     TOTAL DISABILITY AS DEFINED AND LIMITED
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We agree, subject to the terms and conditions of this rider and the policy, to pay the Specified Premium (as defined below), during the period of continuous total disability of the life insured subject to the following conditions:

     (a) we have received at our Service Office due proof of the life insured's total disability as defined and limited herein;

     (b) the total disability began between the Policy Anniversaries nearest the life insured's 5th and 65th birthdays;

     (c) the policy and this rider were in full force when the total disability began; and

     (d) the total disability of the life insured has been continuous for at least 6 months.

This rider is made a part of the policy to which it is attached. If this rider is issued subsequent to delivery of the policy, the consideration for issuance of the rider is:

     (a) the application for this rider, a copy of which is attached to and made a part of this policy; and

     (b) deduction of the applicable Monthly Benefit Cost from the Policy Value, as described in the Policy Specifications section of the rider.

This rider is effective on the Effective Date shown in the Policy Specifications section for this rider.

The Issue Date of this rider is as provided in the Specifications section for this rider.

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SPECIFIED PREMIUM DEFINED
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The Specified Premium payable under this rider is the amount shown in the Policy
Specifications section for this rider for the life insured whose total disability has met the terms and conditions of this rider.

We reserve the right to limit the amount of such Specified Premium to the amount necessary to ensure or maintain qualification of this rider as a Qualified Additional Benefit under Internal Revenue Code Section 7702. The Specified Premium may be reduced in the event of a reduction in Face Amount or a change in any rider benefits. We will notify you of any such reduction in the Specified Premium.

The Specified Premium paid under this rider may not be sufficient to maintain the policy in force to Age 121. You may be required to pay premiums during the continuous period of total disability to maintain the policy in force.

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TOTAL DISABILITY DEFINED
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Total disability means such incapacity of the life insured as a result of bodily injury or disease that:

     (a) For the first 24 months: the life insured is able to perform none of the duties of his or her occupation or employment for pay or profit; and

     (b) After the first 24 months: the life insured is able to perform none of the duties of any occupation or employment for pay or profit for which the life insured is reasonably fitted by education, training or experience.

We will deem as total disability the total and irrecoverable loss by the life insured of:

     (a)  the sight of both eyes; or

     (b)  the use of both hands or both feet or of one hand and one foot.

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PERIOD OF CONTINUOUS TOTAL DISABILITY
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Subject to the conditions of this rider, the Specified Premium will be paid each month for the period of continuous total disability.

Beginning of Period of Continuous Total Disability. The period of continuous total disability begins on the first Policy Month after the later of:

     (a)  the date total disability began; and

     (b)  the date 1 year before written notice of claim is received.

End of Period of Continuous Total Disability. The period of continuous total disability ends on the earliest of:

     (a)  the date of the life insured's death;

     (b)  the date the total disability ends;

     (c) the date proof of continuous total disability is not given when required;

     (d)  the date the life insured fails to be examined when required.

If, however, the total disability starts on or after the Policy Anniversary nearest the life insured's 60th birthday, then the period of continuous total disability ends on the earliest of the dates above and the day before the anniversary nearest the life insured's 65th birthday.

Any premiums received during the period of continuous total disability will be applied in accordance with the terms of the policy.

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Provided we have received written notice not later than the first Policy Month following the date the total disability began, and subject to the other conditions of this rider, the first payment made under this rider will occur after all conditions have been met, including proof that total disability was continuous for at least 6 months, and will include all amounts that would have been paid from the Beginning of Period of Continuous Total Disability. Subsequent payments of the Specified Premium will be paid on each Policy Month that the Life Insured continues to be totally disabled, until the End of Period of Continuous Total Disability.

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EXCEPTIONS AND EXCLUSIONS
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No payment of the Specified Premium will be made:

     (a) if the total disability begins within 2 years after the rider's Issue Date and results from an injury sustained or a disease contracted before such rider's Issue Date ;

     (b) if the total disability has ceased or the life insured has died prior to receipt of due proof of total disability;

     (c)  if the total disability results wholly or partially from:

          (i)   willfully and intentionally self-inflicted injury; or

          (ii) service in an armed force of an international body, or a country or group of countries at war whether declared or undeclared;

     (d) if the due proof is not received before this rider terminates. However, failure to give due proof in the time required will not void or reduce a claim if:

          (i) it was not reasonably possible to give proof in the time required;

          (ii)  due proof is given as soon as reasonably possible; and

          (iii) due proof is given no later than 1 year after the date is otherwise required, except in the absence of legal capacity.

We reserve the right to pay an amount less than the Specified Premium if such lower payment is necessary to maintain the rider's tax qualification.

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WRITTEN NOTICE OF CLAIM
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Written notice of claim may be filed with us to determine the beginning of the period for which benefits are provided, but no benefit will start until we receive the required due proof.

In any case in which written notice is filed more than 1 year after the disability began, benefits will start as if notice had been filed within 1 year. It must be shown, however, that notice was furnished as soon as was reasonably possible.

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PROOF OF CONTINUANCE OF TOTAL DISABILITY
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We shall have the right to require proof of continued total disability at reasonable intervals after receipt of due proof. After the Policy Anniversary nearest the life insured's 65th birthday, no proof will be required if the period of total disability began before and has been continuous since the Policy Anniversary nearest the life insured's 60th birthday.

As part of any proof, the life insured may be required to be examined by a medical examiner named by us at our expense.

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INCONTESTABILITY
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This rider shall be incontestable after it has been in force during the lifetime of the life insured and without the occurrence of the total disability of the life insured, for 2 years from the Issue Date except for nonpayment of premium.

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DISCONTINUANCE ON REQUEST
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This rider may be discontinued as of any Policy Month on receipt of written notice and presentation of the policy for adjustment to us at our Service Office before the Policy Month and before the life insured's death.

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TERMINATION
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This rider will terminate on the earliest of:

     (a)  the exchange or termination of the policy;

     (b)  the date this rider is discontinued on request;

     (c)  the date the death benefit of the policy becomes payable;

     (d) the Policy Anniversary nearest the life insured's 65th birthday except for benefits for total disability which began before the Policy Anniversary nearest the life insured's 60th birthday.

This rider cannot be reinstated.

                                    JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

                                                 /s/ John D. DesPrez III
                                                 ------------------------------
                                                     President

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1. POLICY SPECIFICATIONS (CONTINUED) - POLICY 12 345 674
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                          SUPPLEMENTARY BENEFITS

                   BENEFIT DISABILITY BENEFIT RIDER - PAYMENT OF SPECIFIED PREMIUM IN EVENT OF LIFE INSURED'S TOTAL DISABILITY AS DEFINED AND LIMITED

              LIFE INSURED      [JOHN J. DOE]

                    AGE AT
            EFFECTIVE DATE      [35]

       RISK CLASSIFICATION      [NON-SMOKER, STANDARD CLASS]

            EFFECTIVE DATE      [SEPTEMBER 1, 2004]

                ISSUE DATE      [SEPTEMBER 2, 2004]

         SPECIFIED PREMIUM      [$100.00]

      MONTHLY BENEFIT COST      [30.9600] PER $1000 OF THE SPECIFIED PREMIUM*

         ADDITIONAL RATING      [NOT APPLICABLE]

*ANY ADDITIONAL RATING IS INCLUDED IN THE MONTHLY BENEFIT COST

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